UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2011
(Date of earliest event reported)

GeoResources, Inc.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K, filed June 13, 2011 (the “Original Filing”), in which GeoResources, Inc. (the “Registrant”) reported voting results for its Annual Meeting of Shareholders held on June 7, 2011 (the “2011 Annual Meeting”), including the voting results for both the Registrant’s non-binding shareholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and the Registrant’s non-binding shareholder advisory vote regarding the frequency for future Say-on-Pay Votes (the “Frequency Vote”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 13, 2011, the Registrant reported in the Original Filing that a majority of its shareholders entitled to vote at the 2011 Annual Meeting had voted to recommend, on a non-binding advisory basis, an annual frequency for future Say-on-Pay Votes.

On October 24, 2011, the Registrant’s Board of Directors determined that, consistent with the Board of Directors’ recommendation for the 2011 Annual Meeting, the Registrant will hold future Say-on-Pay Votes on an annual basis until the next Frequency Vote is conducted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

	By:	/s/ Frank A. Lodzinski
	Name:	Frank A. Lodzinski
Date: October 24, 2011	Title:	President and Chief Executive Officer